EXHIBIT 23b

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-52540) of Cleco Power LLC of our report dated January 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 17, 2003